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Exhibit 99.1

Media Contacts:
Steve Milmore
IBM Media Relations
978-399-7347
smilmore@us.ibm.com

Marc Dietz
DemandTec
415-819-1453
marc.dietz@demandtec.com

IBM TO ACQUIRE DEMANDTEC TO EXPAND CLOUD-BASED ANALYTICS
FOR SMARTER COMMERCE

Marketing and sales software helps businesses drive profitability through measurable pricing and promotion

        ARMONK, N.Y. and SAN MATEO, CA—8 Dec 2011:    IBM (NYSE: IBM) and DemandTec (Nasdaq: DMAN) today announced that the two companies have entered into a definitive merger agreement for IBM to acquire DemandTec in an all cash transaction at a price of $13.20/share, or at a net price of approximately $440 million, after adjusting for cash.

        The acquisition of DemandTec will extend IBM's Smarter Commerce initiative by adding cloud-based price, promotion and other merchandising and marketing analytics to help companies better define the best price points and product mix based on customer buying trends.

        Organizations are struggling to meet the demands of rapidly shifting customer buying patterns in the era of mobile and social networks. This new digital marketplace requires companies to be highly responsive to consumer demands on the fly. Whether it's setting and executing the right pricing strategy or the ability to automatically adjust pricing based on online and offline data, being able to rapidly shift to market changes has become a key competitive advantage for global businesses.

        IBM estimates the market opportunity for Smarter Commerce at $20 billion in software alone. Extending these capabilities to the cloud gives organizations immediate access to consumer information, providing instant return on investment.

        DemandTec delivers cloud-based analytics software that enables businesses to examine different customer buying scenarios, both online and in-store. As a result, companies can spot trends and shopper insights to make better price, promotion, and assortment decisions that increase revenue and profitability.

        By gaining a quick and accurate analysis of consumer trends, for example, a retailer can predict how consumers will respond to a price change before making that critical decision. A brand manager can adjust the marketing mix for a product to better drive sales in the grocery channel. A merchant and supplier can work together to understand how one shopper segment differs from another to craft the best merchandising plan. By understanding shoppers across channels, companies can adapt more quickly to rising customer demands.

        "IBM Smarter Commerce is redefining how brands buy, market, sell and service their customers in ways that their customers want," said Craig Hayman, General Manager of Industry Solutions at IBM. "Bringing science to the art of pricing and promotion is a big part of this strategy, and the combination of DemandTec and IBM will help marketing and sales executives in retail and other industries drive more revenue and increase profitability."

        "DemandTec has unprecedented capability to improve customers' price and promotion tactics on a stand-alone basis and connect retailers and manufacturers for collaborative planning through the cloud," said Dan Fishback, President and Chief Executive Officer of DemandTec. "IBM Smarter Commerce is the perfect fit for DemandTec. IBM is the only provider of price and promotion offerings within a rich solution set that supports companies' buy, market, sell and service processes."

        IBM is a recognized market leader in each of the categories within Smarter Commerce1, which was launched in March 2011. DemandTec will extend this leadership by enabling companies to use cloud computing services to gain insights about customer merchandising and pricing preferences to better market, sell and deliver the right product at the right place, and at the right price. DemandTec also expands IBM's Software-as-a Service (SaaS) strategy by adding additional, subscription-based offerings to IBM's SaaS solutions portfolio.

        DemandTec has approximately 450 customers worldwide in retail, consumer products and other industries. Retail industry segments served include grocery, drug, convenience, consumer electronics, office supplies, apparel, department stores, and quick-serve restaurants. Manufacturer segments include fast moving consumer goods categories such as food, beverage, and health & beauty. DemandTec also has a portfolio of 31 patents in the areas of pricing, response analysis, and promotion analysis.

        Consistent with IBM's Smarter Commerce strategy, IBM will continue to support and enhance DemandTec's technologies and clients while allowing them to take advantage of the broader IBM portfolio. DemandTec will be integrated into IBM's Software Group, which is a key driver of growth and profitability for IBM.

        DemandTec is based in San Mateo, Calif. and has more than 350 employees, with additional offices in Minneapolis, London, Paris, and Bangalore. The acquisition is

"The Forrester Wave: Comprehensive Integration Solutions, Q4 2010", Forrester Research, Inc., November 9, 2010
"Gartner Magic Quadrant for Marketing Resource Management", Kimberly Collins, February 1, 2011
"The Forrester Wave: B2C eCommerce Platforms", Forrester Research, Inc., October 21, 2010
"Gartner Magic Quadrant for Enterprise Content Management", Mark R. Gilbert, Karen M. Shegda, Kenneth Chin, Gavin Tay, October 13, 2011

subject to DemandTec shareholder approval, applicable regulatory clearances and other customary closing conditions. It's expected to close in the first quarter of 2012.

###

Cautionary Statement Regarding Forward-Looking Statements

          Certain statements in this communication regarding the proposed transaction between IBM and DemandTec, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and DemandTec's future expectations, beliefs, goals, or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties' ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties' ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate DemandTec's operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of DemandTec may be difficult; IBM and DemandTec are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in its most recent quarterly report filed with the SEC, and DemandTec's Annual Report on Form 10-K for the fiscal year ended February 28, 2011 and in its most recent quarterly report filed with the SEC. IBM and DemandTec assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

          This communication may be deemed to be solicitation material in respect of the proposed acquisition of DemandTec by IBM. In connection with the proposed acquisition, DemandTec intends to file relevant materials with the SEC, including DemandTec's proxy statement in preliminary and definitive form. SHAREHOLDERS OF DEMANDTEC ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING DEMANDTEC'S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov. Documents will also be available for free from DemandTec by contacting DemandTec Investor Relations at (650) 645-7103 or investorrelations@DemandTec.com. Such documents are not currently available.

Participants in Solicitation

          IBM and its directors and executive officers, and DemandTec and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of DemandTec common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM's 2011 Annual Meeting of Stockholders, which was filed with the SEC on March 7, 2011. Information about the directors and executive officers of DemandTec is set forth in the proxy statement for DemandTec's 2011 Annual Meeting of Shareholders, which was filed with the SEC on June 24, 2011. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.

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  Exhibit 99.1
IBM TO ACQUIRE DEMANDTEC TO EXPAND CLOUD-BASED ANALYTICS FOR SMARTER COMMERCE
Marketing and sales software helps businesses drive profitability through measurable pricing and promotion